SCHEDULE 14A INFORMATION
     PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934


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                           COMPASS BANCSHARES, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           COMPASS BANCSHARES, INC.
                  ------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

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

For Immediate Release
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April 7, 1995
For further information:   Ellen Laden, 205/933-3554




              COMPASS RESPONDS TO ELEVENTH-HOUR PLOY BY DISSIDENT


      Compass Bancshares, Inc. (NASDAQ:CBSS) chairman and chief executive officer D. Paul Jones, Jr. responded today to an eleventh-hour desperate ploy by a dissident shareholder group led by Harry B. Brock Jr.

     Jones said, "There is nothing new that Mr. Brock has to offer Compass shareholders. This is just another attempt by Brock to rehash old news and mislead our shareholders. We have been well-aware of First Union's interest since Mr. Brock's unauthorized overtures to them last October, and we are not surprised that they continue to have interest.

     "The real issue is whether the strategies that Mr. Brock suggests make any sense. Our board of directors thoroughly reviewed his strategies and determined that they would not make sense -- a determination with which Wall Street experts have concurred."

     Jones continued, "If I were First Union, I, too, would want to buy Compass on the cheap. However, Compass has no interest in selling itself or its stockholders short."




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